Exhibit 99.1

Allogene Therapeutics Reports First Quarter 2026 Financial Results and Business Update
•Planned Interim Futility Analysis from Pivotal Phase 2 ALPHA3 Trial Supports Cemacabtagene Ansegedleucel's (Cema-Cel) Potential as an Outpatient, MRD-Guided Consolidation Therapy in 1L Large B-cell Lymphoma (LBCL)
◦58.3% (7/12) of Patients in the Cema-Cel Arm Achieved Minimal Residual Disease (MRD) Clearance Compared with 16.7% (2/12) in the Observation Arm
◦At Day 45, ctDNA Levels Decreased by a Median of 97.7% from Baseline in the Cema-Cel Arm Versus a Median Increase of 26.6% in the Observation Arm
◦Favorable Safety Profile with No CRS, ICANS, GvHD, or Treatment-Related Serious Adverse Events or Hospitalizations, Enabling Majority Outpatient Management
◦Approximately One-Third of Screening Activity and Cema-Cel Infusions Occurred at Community Cancer Centers, Including Sites New to CAR T Therapy
◦Site Activation and Patient Screening Underway in South Korea and Australia
◦Interim Event-Free Survival (EFS) Analysis Expected Mid-2027
•Phase 1 RESOLUTION Trial with ALLO-329 in Autoimmune Disease Continues Dose Escalation
◦Nine Patients Treated Across Dose Level 1 (20 Million Cells) and Dose Level 2 (40 Million Cells) Since Enrollment Began in November 2025
◦Initial Observations at Early Dose Levels Show Signs of Clinical Activity and Favorable Tolerability
◦Dose Escalation and Lymphodepletion Optimization Ongoing; Next Update Expected Q4 2026
•Ended the First Quarter of 2026 with $266.9 Million in Cash, Cash Equivalents and Investments
◦April Public Offering Added Gross Proceeds of $200.4 Million to Extend Cash Runway into the First Quarter of 2029
•Conference Call and Webcast Scheduled for Today at 2:00 PM PT/5:00 PM ET

SOUTH SAN FRANCISCO, Calif., May 13, 2026 – Allogene Therapeutics, Inc. (Nasdaq: ALLO), a clinical-stage biotechnology company pioneering the development of allogeneic CAR T (AlloCAR T) products for cancer and autoimmune disease, today provided corporate updates and reported financial results for the quarter ended March 31, 2026.

“We are encouraged by the interim results from our ALPHA3 trial, which highlight cema-cel’s potential to deliver meaningful MRD clearance with a favorable safety profile in the outpatient setting,” said David Chang, M.D., Ph.D., President, Chief Executive Officer and Co-Founder of Allogene. “These findings support our belief that an allogeneic approach can expand access to CAR T earlier in treatment and into community-based practices, where most patients are treated. We are also encouraged by investigator enthusiasm and rapid enrollment and dose escalation in the ALLO-329 RESOLUTION trial as we evaluate the optimal cell dose and lymphodepletion regimen. With the capital raised in April, we believe we are well positioned to execute across our clinical programs and key milestones.”

Cema-Cel: Pivotal Phase 2 ALPHA3 1L Consolidation Trial in LBCL
The Company’s lead program, cemacabtagene ansegedleucel (cema-cel), is being evaluated in the ALPHA3 trial, the first pivotal, randomized Phase 2 study in LBCL designed to assess whether MRD-guided intervention before relapse can potentially delay or prevent recurrence. The study identifies high-risk patients using Natera’s CLARITY™ MRD assay which is powered by its phased variant MRD technology.

In April, the Company reported data from the planned interim futility analysis of ALPHA3. At the protocol-defined data cutoff, triggered when the 24th patient enrolled in the ongoing study arms completed the Day 45 MRD assessment, 58.3% (7/12) of patients in the cema-cel arm achieved MRD negativity compared to 16.7% (2/12) in the observation arm. This represents a 41.6% absolute difference in MRD clearance between the two arms. Published literature suggests that MRD clearance differences of 25-30% may lead to clinically meaningful improvement at study completion.

Cema-cel was well-tolerated as of the data cutoff with no treatment-related serious adverse events. There were no cases of cytokine release syndrome (CRS), immune effector cell-associated neurotoxicity syndrome (ICANS) or graft-versus-host disease (GvHD), and there were no treatment-related hospitalizations. This profile compares favorably with the broader CAR T experience, where hospitalization for toxicity management remains common.

At the time of the interim analysis, community cancer centers accounted for approximately one-third of screening activity and cema-cel infusions, including sites with limited or no prior CAR T experience. The Company believes participation from these centers, where most patients with LBCL are treated, supports the potential for cema-cel to be delivered beyond specialized academic institutions.

Approximately 80% of patients diagnosed with LBCL receive first-line treatment in the community setting, where autologous CAR T is not readily available. Despite strong clinical efficacy, access to autologous CAR T remains highly constrained, with only approximately 15% of eligible second-line patients receiving treatment.1 These well-documented barriers, including referral patterns, infrastructure requirements, management of adverse events, which requires hospitalization for a substantial portion of patients, and manufacturing constraints, underscore the need for a more accessible, scalable approach which ALPHA3 and cema-cel are designed to address.

MRD status post-treatment has emerged as a strong predictor of relapse in LBCL, creating a potential opportunity to intervene earlier in the course of disease, when disease burden is low, but the risk of progression remains high.2 3 Patients with LBCL who have completed curative-intent treatment in both front-line and later line settings, including autologous CAR T therapy, and achieve MRD-negative status have demonstrated improved progression-free survival (PFS) and EFS compared to those who do not.4 5

The study is currently enrolling across more than 60 sites in North America and is now expanding globally, with site activation and patient screening underway in South Korea and Australia, which will bring the trial to more than 80 sites worldwide. The study is expected to enroll approximately 220 patients, with enrollment anticipated to complete by the end of 2027. The study is powered to detect a 50% reduction in the risk of EFS events, which include the initiation of new anti-lymphoma therapy, disease progression, or death from any cause. The Company anticipates an interim EFS analysis in mid-2027 and the primary EFS analysis in mid-2028. If positive, these results could support a Biologics License Application (BLA) submission.

ALLO-329: Purpose-Built Allogeneic CAR T for Autoimmune Disease
ALLO-329 is a next-generation, dual-targeted CD19/CD70 AlloCAR T product incorporating the Company’s proprietary Dagger® technology. Dagger is designed to provide built-in, targeted lymphodepletion by selectively eliminating activated CD70-positive T cells responsible for rejecting AlloCAR T products. This approach is intended to enable robust expansion of allogeneic CAR T cells, while potentially reducing or eliminating the need for conventional cytotoxic lymphodepletion.

The ongoing Phase 1 RESOLUTION trial is a 3+3 dose-escalation study enrolling patients across multiple autoimmune indications, including systemic lupus erythematosus, scleroderma, and inflammatory myositis. The trial is evaluating ALLO-329 following lymphodepletion with cyclophosphamide, with an option to add fludarabine, and a separate arm with no lymphodepletion.

Nine patients have been treated, including six patients across Dose Level 1 (20 million cells) and Dose Level 2 (40 million cells) following lymphodepletion with cyclophosphamide, and three patients across Dose Level 1 (20 million cells) with no lymphodepletion since enrollment began in November 2025. Initial observations at these early low dose levels show signs of clinical activity and favorable tolerability. For context, other CAR T programs in autoimmune trials are evaluating substantially higher dose levels ranging from approximately 100 million cells (autologous) to over 1 billion cells (allogeneic).

Enrollment continues to progress, supported by a strong pool of eligible patients and robust investigator interest in the program. The next update is expected in Q4 2026.

2026 First Quarter Financial Results
•Research and development expenses were $32.0 million for the first quarter of 2026, which includes $2.7 million of non-cash stock-based compensation expense.
•General and administrative expenses were $14.1 million for the first quarter of 2026, which includes $5.6 million of non-cash stock-based compensation expense.
•Net loss for the first quarter of 2026 was $42.6 million, or $0.18 per share, including non-cash stock-based compensation expense of $8.3 million.
•The Company had $266.9 million in cash, cash equivalents, and investments as of March 31, 2026.

In April 2026, the Company completed a public offering which resulted in aggregate gross proceeds of $200.4 million, before deducting underwriting discounts and commissions and estimated offering expenses. As a result, the Company has extended its
1 Shadman, Liu, et al, ASH 2025
2 Kurtz, et.al. Circulating Tumor DNA Measurements as Early Outcome Predictors in Diffuse Large B-Cell Lymphoma, JCO 2018
3 Alig, et.al., Short Diagnosis-to-Treatment Interval Is Associated with Higher Circulating Tumor DNA Levels in Diffuse Large B-Cell Lymphoma, JCO 2021
4 Roschewski M, Kurtz D M, Westin J R, et al: Remission Assessment by Circulating Tumor DNA in Large B-Cell Lymphoma. JCO 10.1200/JCO-25-01534
5 Stepan, L., Ansari, S., Abramson, J. S., et al. Circulating tumor DNA assessment of disease response in large B-cell lymphoma: Lisocabtagene maraleucel versus autologous stem cell transplantation standard therapy. JCO 2026. https://doi.org/10.1200/JCO-25-03051 cash runway into the first quarter of 2029. Based upon our current forecast for the overall timing of the ALPHA3 program, we are modestly increasing our guidance for operating cash expense in 2026 from approximately $150 million to $165 million. GAAP Operating Expenses are also expected to modestly increase from approximately $210 million to $225 million, including estimated non-cash stock-based compensation expense of approximately $35 million. These estimates exclude any impact from potential business development activities.

Conference Call and Webcast Details
Allogene will host a live conference call and webcast today at 2:00 p.m. PT/5:00 p.m. ET to discuss financial results and provide a business update. If you would like the option to ask a question on the conference call, please use this link to register. Upon registering for the conference call, you will receive a personal PIN to access the call, which will identify you as the participant and allow you the option to ask a question. The listen-only webcast will be made available on the Company's website at www.allogene.com under the Investors tab in the News and Events section. Following the live audio webcast, a replay will be available on the Company's website for approximately 30 days.

About Allogene Therapeutics
Allogene Therapeutics, with headquarters in South San Francisco, is a clinical-stage biotechnology company pioneering the development of allogeneic chimeric antigen receptor T cell (AlloCAR T) products for cancer and autoimmune disease. Led by cell therapy veterans applying proven CAR T experience, Allogene is developing a pipeline of off-the-shelf CAR T cell product candidates with the goal of delivering readily available cell therapy on-demand, more reliably, and at greater scale to more patients. For more information, please visit www.allogene.com, and follow Allogene Therapeutics on X and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In some cases, forward-looking statements may be identified by words such as “expect,” “believe,” “aim,” “plan,” “intend,” “seek,” “estimate,” “target,” “potential,” “may,” “could,” “will,” “would,” “should,” “anticipate,” “support,” “designed to,” “working to” and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding the timing, design, conduct, and results of Allogene’s clinical trials and analyses (including the interim futility analysis and MRD clearance outcomes from the Phase 2 ALPHA3 trial of cema-cel and updates from the Phase 1 RESOLUTION trial of ALLO-329); the potential clinical benefits, safety, tolerability, durability, and efficacy of Allogene’s product candidates; the potential for MRD-guided first-line consolidation to improve outcomes in LBCL; the potential to deliver allogeneic CAR T therapy in outpatient and community care settings and expand access across academic and community care settings; the potential to reduce or eliminate conventional lymphodepletion; expectations regarding clinical trial execution and operational performance; and expectations regarding Allogene’s financial position, cash runway, and 2026 operating outlook. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, but not limited to, risks and uncertainties inherent in clinical development (including that interim or early data may not be predictive of later or final results or clinical outcomes), patient enrollment and trial execution risks, uncertainties related to MRD testing and its clinical significance, the occurrence of adverse safety events, regulatory risks and uncertainties, manufacturing and CMC risks, reliance on third parties and licensors, competitive developments, intellectual property and contractual risks, and financial risks, including the need for additional capital. These and other risks and uncertainties are described more fully in Allogene’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, being filed with the SEC today. All forward-looking statements in this press release speak only as of the date of this press release, and Allogene undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Dagger® is a trademark of Allogene Therapeutics, Inc.

Allogene’s investigational AlloCAR T oncology products utilize Cellectis technologies. Cemacabtagene ansegedleucel (cema-cel) was developed based on an exclusive license granted by Cellectis to Servier. Servier has granted Allogene exclusive rights to cema-cel in the U.S., all EU Member States and the United Kingdom. The anti-CD70 AlloCAR T program is licensed exclusively from Cellectis by Allogene and Allogene holds global development and commercial rights to this AlloCAR T program. ALLO-329 (CD19/CD70) in autoimmune disease uses CRISPR gene-editing technology.

ALLOGENE THERAPEUTICS, INC.
SELECTED FINANCIAL DATA
(unaudited; in thousands, except share and per share data)
STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$32,003	$50,200
General and administrative	14,089	14,991
Total operating expenses	46,092	65,191
Loss from operations	(46,092)	(65,191)
Other income (expenses), net:
Interest and other income, net	3,573	5,516
Interest expense	(300)	(150)
Other income (expenses), net	212	92
Total other income (expenses), net	3,485	5,458
Net loss	$(42,607)	$(59,733)
Net loss per share, basic and diluted	$(0.18)	$(0.28)
Weighted-average number of shares used in computing net loss per share, basic and diluted	240,290,782	215,358,619

SELECTED BALANCE SHEET DATA

	As of March 31, 2026	As of December 31, 2025
Cash, cash equivalents and investments	$266,886	$258,253
Total assets	395,958	415,905
Total liabilities	117,083	123,363
Total stockholders’ equity	278,875	292,542

Allogene Media/Investor Contact:
Christine Cassiano
EVP, Chief Corporate Affairs & Brand Strategy Officer
Christine.Cassiano@allogene.com